UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 10, 2011

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-7885	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland  21117
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Universal Security Instruments, Inc. (the “Company”) was held on October 10, 2011.  The matters submitted to the stockholders for a vote were: (i) the election of three directors; (ii) the approval of the Company’s 2011 Non-Qualified Stock Option Plan (the “Plan”); and (iii) the authorization of the Company’s Board of Directors to accept the selection by the Audit Committee of an outside auditing firm for the Company’s 2012 fiscal year.

Of the 2,387,887 shares entitled to notice of and to vote at the meeting, 2,095,106 shares (or 87.74% of the total shares) were represented at the meeting.  The affirmative vote of a majority of votes cast on each matter is required to elect directors, approve the Plan and authorize selection of an auditor.

The nominees submitted for election as directors were Ira F. Bormel and Cary Luskin for a term of two years each, and Harvey B. Grossblatt for a term of three years, all as described in the Proxy Statement distributed to stockholders in connection with the meeting.  The following are the voting results (in number of shares) with respect to the election of directors:

				Broker
Name	For	Withhold	Abstain	Non-Votes
Ira F. Bormel	1,198,428	110,299	163	786,366
Cary Luskin	1,198,612	110,115	163	786,216
Harvey B. Grossblatt	1,075,521	233,206	0	786,379

As a result, the nominees were elected.  Dr. Ronald A. Seff was not up for re-election and continues in office as a Director after the Meeting.

The results of the vote on the proposal to approve the Plan were as follows:

			Broker
For	Withhold	Abstain	Non-Votes
1,203,584	98,780	6,363	786,379

As a result, the Plan was approved.

The results of the vote on the proposal to authorize selection of an auditor were as follows:

			Broker
For	Withhold	Abstain	Non-Votes
2,021,181	59,364	14,561	0

As a result, the proposal was approved.

Item 8.01.	Other Events.

On October 10, 2011, the Company’s Board of Directors formalized the Company’s policy that any options granted under the Company’s 2011 Non-Qualified Stock Option Plan may not be granted at an exercise price which is less than the last sale price as reported by Amex on the last trading day before the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: October 10, 2011	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President